Contact:    Laurence Orton    203-573-2153

Chemtura Reports Third Quarter 2012 Financial Results

Achieves Third Quarter 2012 Net Sales of $743 million and $0.09 Earnings Per Share

Managed Basis Net Earnings Per Share of $0.35 increased by 67% led by strong results from Chemtura AgroSolutions

PHILADELPHIA, PA – November 5, 2012 – Chemtura Corporation, (NYSE / Euronext Paris: CHMT) (the “Company,” “Chemtura,” “We,” “Us” or “Our”) today announced financial results for the third quarter ended September 30, 2012. We also filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. For the third quarter of 2012, Chemtura reported net sales of $743 million and net earnings attributable to Chemtura on a GAAP basis of $9 million, or $0.09 per share. Net earnings attributable to Chemtura on a managed basis were $34 million, or $0.35 per share.

Third Quarter 2012 Financial Results

The discussion below includes financial information on both a GAAP and non-GAAP managed basis. We present managed basis financial information as management uses this information internally to evaluate and direct the performance of our operations and believes that managed basis financial information provides useful information to investors. A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of third quarter 2012 financial results on a GAAP basis:

(In millions, except per share data)	Third Quarter
	2012	2011	% change
Net sales	$743	$773	(4)%
Operating income	$33	$45	(27)%
Net earnings attributable to Chemtura	$9	$9	0%
Net earnings attributable to Chemtura - per share	$0.09	$0.09	0%

The following is a summary of third quarter 2012 financial results on a managed basis:

(In millions, except per share data)	Third Quarter
	2012	2011	% change
Net sales	$743	$773	(4)%
Operating income	$69	$46	50%
Net earnings attributable to Chemtura	$34	$21	62%
Net earnings attributable to Chemtura - per share	$0.35	$0.21	67%

CEO Remarks

“We delivered a compelling performance in the third quarter of 2012 despite the lackluster economic environment with managed basis net earnings per share increasing by 67% and Adjusted EBITDA up by 24% compared to the third quarter of 2011,” commented Craig A. Rogerson, Chairman, President and CEO of Chemtura. “Each of our segments met or exceeded prior year Adjusted EBITDA. Perhaps of greatest significance, Adjusted EBITDA for the twelve months ended September 30, 2012 was $413 million, which is a record high for this portfolio of businesses since the formation of Chemtura.”

“This quarter Chemtura AgroSolutions again led our performance improvement,” Mr. Rogerson noted. “With the benefit of a new sales strategy, Latin American sales grew significantly and the benefits of the introduction of new products and registrations combined with cost reduction expanded margins continued to drive profitability improvements. In our Industrial Engineered Products segment we were able to offset much of the weak conditions in the electronics market through growth from insulation foams, mercury control and healthcare applications for bromine based products. With control on pricing and costs, the segment was able to increase Adjusted EBITDA by almost 20% year-on-year and sustain percentage margins.”

Mr. Rogerson continued, “For all of our businesses, innovation of both products and applications combined with strong management of selling prices and raw material costs and fixed cost reductions permitted them to expand margins and profitability despite the uncertain macroeconomic conditions to deliver another quarter of year-on-year improvement for Chemtura.”

Outlook

Commenting on the fourth quarter of 2012 outlook, Mr. Rogerson observed, “With continuing economic uncertainty, we are unlikely to see recovery in industrial demand in the fourth quarter and there remains a risk of further weakening. We continue to look beyond the macroeconomic environment to focus on gaining revenues from sales from new products and applications while maintaining tight control on costs. Sequentially, Chemtura AgroSolutions and Consumer Products will contribute less than they did in the third quarter due to normal seasonality. Despite these challenges, we continue to target year-over-year performance improvement in the fourth quarter of 2012.”

Third Quarter 2012 Business Segment Highlights

•	Industrial Performance Products’ net sales decreased $28 million or 8% as a result of a $28 million decline in sales volume and a $3 million impact from unfavorable foreign currency translation, offset by a $3 million year-on-year increase in selling prices. Operating income on a managed basis increased $1 million in the third quarter of 2012 to $32 million, primarily reflecting the increase in selling prices and $5 million in lower raw material and other costs, offset by sales volume and changes in product mix of $7 million. On a GAAP basis, operating income was unchanged as compared to the same period last year as 2012 was impacted by accelerated depreciation of $1 million associated with the closure of our Pedrengo, Italy facility. Sales volume across the segment reflected a continued weakness in demand for many of our products in Asia and Europe with the largest year-over-year impact experienced by our petroleum additive products. Our ability to maintain operating income improvements given weak market conditions is the result of slightly higher selling prices coupled with moderating raw material and other costs.

•	Industrial Engineered Products’ net sales decreased $9 million or 4% reflecting a $9 million impact from lower sales volumes and $4 million from unfavorable foreign currency translation, offset by a benefit of $4 million from year-on-year increases in selling prices. Operating income increased $5 million from the third quarter of 2011. The increase in operating income reflected $6 million in lower raw material costs, $4 million from the benefit of selling price increases and a $1 million decrease in other costs, offset by $5 million in unfavorable manufacturing costs and variances and $1 million from lower sales volume and product mix changes. Demand for electronic goods, tin-based organometallics and traditional polyolefin catalysts has weakened over the prior year due to the current economic environment. Continuing growth in targeted end markets such as insulation foam, mercury control and healthcare coupled with price increases over prior year and control of raw material and other costs mitigated these sales volume declines and the resulting manufacturing variances. We experienced unfavorable manufacturing absorption variances for certain product lines due to lower production volumes than in the third quarter of 2011 coupled with the impacts of new production capacity placed in service in recent months.

•	Consumer Products’ net sales decreased $2 million or 2% which reflected a $3 million impact from unfavorable foreign currency translation offset by $1 million of higher sales volume. Operating income increased $4 million to $10 million, benefiting from strong production volume, reflecting the season long improvement in volumes which generated favorable manufacturing variances. Volumes improved moderately over the prior year primarily in North America, but this was more than offset by unfavorable foreign exchange translation related to our European revenues. Margins were impacted by moderate raw material inflation in an environment where pricing is set annually.

•	Chemtura AgroSolutions’ net sales increased $9 million or 9%, resulting from $10 million in higher sales volume and $2 million in higher selling prices, offset by a $3 million impact from unfavorable foreign currency translation. Operating income increased $10 million reflecting a $4 million increase from volume and favorable product mix, $2 million lower SG&A and R&D (collectively "SGA&R") costs, the higher selling prices and a $2 million decrease in other costs. Our change to a direct selling approach in Brazil has had a positive effect this quarter and we benefited from a strong growing season as well. North America finished strongly led by an increase in seed treatment products as a result of a warmer than normal weather pattern. Operating income reflected the benefit of our strong volumes and the improvements in our cost base following a restructuring that was implemented in the latter part of 2011.

•	Corporate expenses for the third quarter of 2012 decreased to $24 million compared with $28 million in 2011. Corporate expenses include amortization expense related to intangible assets of $8 million and $9 million for the third quarters of 2012 and 2011, respectively.

Third Quarter 2012 Results - GAAP

•	Consolidated net sales for the third quarter of 2012 were $743 million or $30 million lower than 2011 driven primarily by weakening sales volumes in our Industrials segments. While we realized $9 million from higher selling prices, we were unable to offset the effects of a $26 million decline in volume and a $13 million impact due to unfavorable foreign currency translation. Our Industrial segments continue to experience weaker demand, particularly in Asia and Europe. Demand for electronics was weak in our Industrial Engineering Products segment but the decline was offset to a large extent by expansion in other end markets, such as foam insulations, mercury control and healthcare. We experienced stronger volumes in our Chemtura AgroSolutions segment as the result of a new direct sales approach in a strong Brazilian growing season coupled with warm weather at the end of the North American season. Volumes in our Consumer Products business improved moderately over the prior year but this was offset by the negative foreign exchange on our European revenue.

•	Gross profit for the third quarter of 2012 was $192 million, an increase of $18 million compared with the third quarter of 2011. Gross profit as a percentage of net sales increased to 26% as compared with 23% in the same quarter of 2011. Gross profit benefited from $9 million in higher selling prices, $9 million in lower raw material costs and a $4 million decrease in other costs, offset by a $4 million reduction in volume and product mix.

•	During the third quarter of 2012, we recorded an impairment charge of $35 million related to certain long-lived assets included in the Industrial Performance Products segment. The impairment charges relate to an initiative to monetize portfolio assets that we considered would more-likely-than-not become effective before the end of 2012. These factors resulted in reduced expectations for future cash flows and lower estimated fair values for the respective assets. As previously announced, we are working on opportunities to monetize portfolio assets as well as “bolt-on” investment opportunities in our areas of strategic focus, although there are many factors that may influence whether or not we are successful.

•	Operating income for the third quarter of 2012 was $33 million compared with $45 million for the third quarter of 2011. The decrease of $12 million was primarily due to the $35 million impairment charge and a $1 million increase in other costs, partly offset by an $18 million increase in gross profit and $6 million in lower SGA&R costs.

•	Included in the computation of operating income for the third quarter of 2012 was $4 million of stock-based compensation expense compared with $6 million in the third quarter of 2011. Stock-based compensation expense is expected to total approximately $18 million for 2012.

•	Interest expense was $17 million during the third quarter of 2012 which was slightly higher then 2011.

•	Other expense, net was $6 million in the third quarter of 2012 compared with other expense, net of $1 million for the third quarter of 2011. The change is primarily the result of net foreign currency exchange losses due to the volatility in exchange rates during the quarter.

•	Reorganization items, net was $1 million in the third quarter of 2012 which was $5 million lower than the third quarter of 2011. The expense in both periods is comprised of professional fees directly associated with the Chapter 11 reorganization and the impact of negotiated settlements of claims for which Bankruptcy Court approval has been requested or obtained.

•	The income tax expense in the third quarter of 2012 was $2 million compared with expense of $13 million in the third quarter of 2011. The tax expense reported in the third quarter of 2012 reflects fluctuations in jurisdictional profitability and the tax benefit of an impairment charge against certain long-lived assets in our Industrial Performance Products segment. The tax expense in the third quarter of 2011 included tax expense of approximately $5 million related to a foreign tax matter dating back to the 1990s.

•	Net earnings attributable to Chemtura for the third quarter of 2012 and 2011 was $9 million, or $0.09 per share.

Third Quarter 2012 Results - Managed Basis

•	On a managed basis, third quarter 2012 gross profit was $192 million, as compared with $174 million in the same period last year. Gross profit as a percentage of net sales increased to 26% as compared with 23% in the same quarter of 2011. The increase in gross profit was primarily due to higher selling prices and lower raw material and other costs, partially offset by a decrease in sales volume.

•	On a managed basis, third quarter 2012 operating income was $69 million as compared with $46 million in the same period last year. The increase in operating income primarily reflected the increase in gross profit and the decrease in SGA&R costs.

•	Adjusted EBITDA in the third quarter of 2012 was $108 million as compared with $87 million in the third quarter of 2011 (see the tables attached to this earnings release for a reconciliation of the computation of Adjusted EBITDA). The increase in Adjusted EBITDA was principally driven by higher gross profit and lower SGA&R costs. Adjusted EBITDA for the last twelve months increased from $385 million at December 31, 2011 to $413 million at September 30, 2012, which is a record high for this portfolio of businesses since the formation of Chemtura in 2005.

•	Net earnings before income taxes on a managed basis in the third quarters of 2012 and 2011 were $46 million and $29 million, respectively and exclude pre-tax GAAP charges of $37 million and $7 million, respectively. These charges are primarily related to accelerated depreciation of property, plant and equipment; facility closures, severance and related costs; impairment charges; changes in estimates related to expected allowable claims; and costs associated with our Chapter 11 reorganization.

•	Chemtura has chosen to apply an estimated tax rate to our managed basis pre-tax income to simplify for investors the comparison of underlying operating performance. We continued to apply an estimated managed basis tax rate of 28% reflecting the expected performance of our core operations in 2011 and 2012. The estimated managed basis tax rate reflects (i) the impact of the adjustments made in the preparation of pre-tax managed basis income; (ii) the exclusion of the benefit or charge arising from the creation or release of valuation allowances on U.S. income; (iii) the utilization of foreign tax credits generated in the current year; and (iv) the conclusion that we will indefinitely re-invest the majority of the earnings of our foreign subsidiaries in our international operations. We continue to monitor our estimated managed basis tax rate and may modify it based on changes in the composition of our taxable income and in tax rates around the world.

Cash Flows Details - GAAP

•	Net cash provided by operating activities for the third quarter of 2012 was $129 million as compared with $161 million for the third quarter of 2011. Net cash provided by operating activities in the first nine months of 2012 was $111 million as compared with $91 million in the first nine months of 2011.

•	As of September 30, 2012, our accounts receivable balance was $490 million as compared with $497 million as of September 30, 2011.

•	As of September 30, 2012, our inventory balance was $566 million as compared with $562 million at September 30, 2011.

•	Capital expenditures for the third quarter of 2012 were $36 million compared with $37 million in the third quarter of 2011.

•	Cash income taxes paid (net of refunds) in the third quarter of 2012 were $7 million compared with $2 million in the third quarter of 2011.

•	During the third quarter of 2012, we repurchased 0.7 million shares of our common stock for $10 million under our previously announced share repurchase program. From October 7, 2011 through September 30, 2012, we repurchased 3.4 million shares of common stock for a total purchase price of $41 million. As of September 30, 2012, the remaining authorization under the program was approximately $59 million.

•	Our total debt was $754 million as of September 30, 2012 compared to $775 million as of September 30, 2011. The decrease is primarily due to a reduction in borrowings under our revolving credit facility which supports seasonal working capital requirements. Cash and cash equivalents decreased to $187 million as of September 30, 2012 compared with $191 million as of September 30, 2011.

•	Total debt less cash and cash equivalents of $567 million as of September 30, 2012 decreased $17 million compared to total debt less cash and cash equivalents of $584 million as of September 30, 2011.

Third Quarter Earnings Q&A Teleconference

Copies of this release, as well as informational slides, will be available on the Investor Relations section of our Web site at www.chemtura.com. We will host a teleconference to review these results at 9:00 a.m. (EST) on Tuesday, November 6, 2012. Interested parties are asked to dial in approximately 10 minutes prior to the start time. The call-in number for U.S. based participants is (877) 633-3602 and for all other participants is (404) 665-9523. The conference ID code is 37352631.

Replay of the call will be available for thirty days, starting at 10 a.m. (EST) on Wednesday, November 7, 2012. To access the replay, call toll-free (855) 859-2056, (800) 585-8367, or (404) 537-3406, and enter access code 37352631. An audio webcast of the call can be accessed via the link below during the time of the call:

https://event.webcasts.com/starthere.jsp?ei=1009359

Chemtura Corporation, with 2011 sales of $3 billion, is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products. Additional information concerning us is available at www.chemtura.com.

Managed Basis Financial Measures

The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations. Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; gains and losses on sale of business and assets; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations and impairment charges. They also include the computation of Adjusted EBITDA. In addition to the managed basis financial measures discussed above, we have applied a managed basis effective income tax rate to our managed basis income before taxes. Our managed basis tax rate of 28% represents a refined estimated tax rate for our core operations to simplify comparison of underlying operating performance. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables. We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends. In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations. While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of our performance relative to other companies in similar industries.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The cyclical nature of the global chemicals industry;
•	Increases in the price of raw materials or energy and our ability to recover cost increases through increased selling prices for our products;
•	Disruptions in the availability of raw materials or energy;
•	Our ability to implement our growth strategies in rapidly growing markets;
•	Our ability to execute timely upon our portfolio management strategies and mid and long range business plans;
•	Our ability to obtain the requisite regulatory and other approvals to implement the plan to build a new multi-purpose manufacturing facility in Nantong, China;
•	Declines in general economic conditions;
•	The European debt crisis;
•	The ability to comply with product registration requirements of regulatory authorities, including the U.S. food and drug administration (the “FDA”) and European Union REACh legislation;
•	The effect of adverse weather conditions;
•	The ability to grow profitability in our Chemtura AgroSolutions segment;
•	Demand for Chemtura AgroSolutions segment products being affected by governmental policies;
•	Current and future litigation, governmental investigations, prosecutions and administrative claims;
•	Environmental, health and safety regulation matters;
•	Federal regulations aimed at increasing security at certain chemical production plants;
•	Significant international operations and interests;
•	Our ability to maintain adequate internal controls over financial reporting;
•	Exchange rate and other currency risks;

•	Our dependence upon a trained, dedicated sales force;
•	Operating risks at our production facilities;
•	Our ability to protect our patents or other intellectual property rights;
•	Whether our patents may provide full protection against competing manufacturers;
•	Our ability to remain technologically innovative and to offer improved products and services in a cost-effective manner;
•	The risks to our joint venture investments resulting from lack of sole decision making authority;
•	Our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans;
•	Risks associated with possible climate change legislation, regulation and international accords;
•	The ability to support the carrying value of the goodwill and long-lived assets related to our businesses;
•	Whether we repurchase any additional shares of our common stock that our Board of Directors has authorized us to purchase and the terms on which any such repurchases are made; and
•	Other risks and uncertainties described in our filings with the Securities and Exchange Commission, including Item 1A, Risk Factors, in our Annual Report on Form 10-K.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

CHEMTURA CORPORATION

CHEMTURA CORPORATION

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net sales	$743	$773	$2,296	$2,348

Cost of goods sold	551	599	1,720	1,789
Gross profit	192	174	576	559
Gross profit %	26%	23%	25%	24%

Selling, general and administrative	77	84	233	255
Depreciation and amortization	36	35	104	106
Research and development	12	11	37	33
Facility closures, severance and related costs	1	-	24	-
Impairment charges	35	-	36	3
Changes in estimates related to expected allowable claims	(1)	-	1	1
Equity income	(1)	(1)	(2)	(3)

Operating income	33	45	143	164
Interest expense	(17)	(16)	(47)	(48)
Other expense, net	(6)	(1)	(3)	(1)
Reorganization items, net	(1)	(6)	(4)	(19)

Earnings before income taxes	9	22	89	96
Income tax expense	(2)	(13)	(9)	(10)

Net earnings	7	9	80	86

Less: Net loss (earnings) attributable to non-controlling interests	2	-	1	(1)

Net earnings attributable to Chemtura	$9	$9	$81	$85

Basic and diluted per share information - attributable to Chemtura:
Net earnings attributable to Chemtura	$0.09	$0.09	$0.82	$0.85

Weighted average shares outstanding - Basic	97.9	100.3	98.4	100.2

Weighted average shares outstanding - Diluted	98.2	100.5	98.8	100.4

CHEMTURA CORPORATION

Consolidated Statements of Comprehensive Income (Unaudited)

(In millions)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net earnings	$7	$9	$80	$86

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	37	(64)	15	(20)
Unrecognized pension and other post-retirement benefit costs	7	3	6	6

Comprehensive income (loss)	51	(52)	101	72

Comprehensive loss (income) attributable to the non-controlling interest	2	-	1	(1)

Comprehensive income (loss) attributable to Chemtura	$53	$(52)	$102	$71

CHEMTURA CORPORATION

Consolidated Balance Sheets

(In millions)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$187	$180
Restricted cash	-	5
Accounts receivable	490	458
Inventories	566	542
Other current assets	173	136
Total current assets	1,416	1,321

NON-CURRENT ASSETS
Property, plant and equipment, net	742	752
Goodwill	177	174
Intangible assets, net	369	392
Other assets	216	216

Total Assets	$2,920	$2,855

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$5	$5
Accounts payable	210	173
Accrued expenses	195	194
Income taxes payable	10	18
Total current liabilities	420	390

NON-CURRENT LIABILITIES
Long-term debt	749	748
Pension and post-retirement health care liabilities	413	460
Other liabilities	200	211
Total liabilities	1,782	1,809

STOCKHOLDERS' EQUITY
Common stock	1	1
Additional paid-in capital	4,356	4,353
Accumulated deficit	(2,868)	(2,949)
Accumulated other comprehensive loss	(325)	(346)
Treasury stock	(33)	(22)
Total Chemtura stockholders' equity	1,131	1,037

Non-controlling interest	7	9
Total stockholders' equity	1,138	1,046

Total Liabilities and Stockholders' Equity	$2,920	$2,855

CHEMTURA CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Nine Months Ended September 30,
Increase (decrease) to cash	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$80	$86
Adjustments to reconcile net earnings to net cash provided by operating activities:
Impairment charges	36	3
Depreciation and amortization	104	106
Stock-based compensation expense	14	22
Reorganization items, net	1	2
Changes in estimates related to expected allowable claims	1	1
Equity income	(2)	(3)
Changes in assets and liabilities, net	(123)	(126)
Net cash provided by operating activities	111	91

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	9	-
Payments for acquisitions	-	(33)
Capital expenditures	(94)	(92)
Net cash used in investing activities	(85)	(125)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from ABL Facility, net	-	20
Proceeds A/R Financing Facility, net	2	-
(Payments on) proceeds from other short term borrowings, net	(3)	5
Common shares acquired	(20)	-
Payments for debt issuance costs	(1)	-
Proceeds from exercise of stock options	2	1
Net cash (used in) provided by financing activities	(20)	26

CASH
Effect of exchange rates on cash and cash equivalents	1	(2)

Change in cash and cash equivalents	7	(10)
Cash and cash equivalents at beginning of period	180	201

Cash and cash equivalents at end of period	$187	$191

CHEMTURA CORPORATION

Segment Net Sales and Operating Income (Unaudited)

(In millions)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
NET SALES

Industrial Performance Products	$314	$342	$966	$1,048
Industrial Engineered Products	213	222	675	675
Consumer Products	102	104	344	335
Chemtura AgroSolutions	114	105	311	290
Total net sales	$743	$773	$2,296	$2,348

OPERATING INCOME

Industrial Performance Products	$31	$31	$88	$100
Industrial Engineered Products	30	25	112	100
Consumer Products	10	6	25	25
Chemtura AgroSolutions	21	11	54	25
Segment operating income	92	73	279	250

General corporate expense, including amortization	(24)	(28)	(75)	(82)
Facility closures, severance and related costs	(1)	-	(24)	-
Impairment charges	(35)	-	(36)	(3)
Changes in estimates related to expected allowable claims	1	-	(1)	(1)
Total operating income	$33	$45	$143	$164

CHEMTURA CORPORATION

Major Factors Affecting Net Sales and Operating Results (Unaudited)

Quarter and Nine Months Ended September 30, 2012 versus 2011

(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter ended September 30,		Nine Months Ended September 30,
	Net	Earnings before	Net	Earnings before
	Sales	income taxes	Sales	income taxes

2011	$773	$22	$2,348	$96

2011 Accelerated recognition of asset retirement obligations	-	-	-	(1)
2011 Loss on disposal of assets	-	1	-	1
2011 Accelerated depreciation of property, plant and equipment	-	-	-	1
2011 Impairment Charges	-	-	-	3
2011 Changes in estimates related to expected allowable claims	-	-		1
2011 Reorganization items, net	-	6	-	19
	773	29	2,348	120

Changes in selling prices	9	9	75	75
Unit volume and mix	(26)	(4)	(89)	(24)
Foreign currency impact - operating income	(13)	-	(38)	(8)
Lower (higher) raw materials and energy costs	-	9	-	(5)
Manufacturing cost impacts	-	(1)	-	(22)
Changes in SGA&R, excluding foreign exchange impact	-	3	-	16
Lower depreciation and amortization expense	-	-	-	3
(Higher) lower interest expense	-	(1)	-	1
Foreign currency impact - other expense, net	-	(6)	-	(5)
Other	-	8	-	7
	743	46	2,296	158

2012 Accelerated recognition of asset retirement obligations	-	-	-	(2)
2012 Accelerated depreciation of property, plant and equipment	-	(1)	-	(2)
2012 Facility closures, severance and related costs	-	(1)	-	(24)
2012 Impairment Charges	-	(35)	-	(36)
2012 Changes in estimates related to expected allowable claims	-	1	-	(1)
2012 Reorganization items, net	-	(1)	-	(4)

2012	$743	$9	$2,296	$89

CHEMTURA CORPORATION

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Quarter ended September 30, 2012			Quarter ended September 30, 2011
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$743	$-	$743	$773	$-	$773

Cost of goods sold	551	-	551	599	-	599
Gross profit	192	-	192	174	-	174
Gross profit %	26%		26%	23%		23%

Selling, general and administrative	77	-	77	84	(1)	83
Depreciation and amortization	36	(1)	35	35	-	35
Research and development	12	-	12	11	-	11
Facility closures, severance and related costs	1	(1)	-	-	-	-
Impairment charges	35	(35)	-	-	-	-
Changes in estimates related to expected allowable claims	(1)	1	-	-	-	-
Equity income	(1)	-	(1)	(1)	-	(1)

Operating income	33	36	69	45	1	46
Interest expense	(17)	-	(17)	(16)	-	(16)
Other expense, net	(6)	-	(6)	(1)	-	(1)
Reorganization items, net	(1)	1	-	(6)	6	-

Earnings before income taxes	9	37	46	22	7	29
Income tax expense	(2)	(10)	(12)	(13)	5	(8)

Net earnings	7	27	34	9	12	21

Less: Net loss attributable to non-controlling interests	2	(2)	-	-	-	-

Net earnings attributable to Chemtura	$9	$25	$34	$9	$12	$21

Basic and diluted per share information - attributable to Chemtura:
Net earnings	$0.09		$0.35	$0.09		$0.21

Weighted average shares outstanding - Basic	97.9		97.9	100.3		100.3

Weighted average shares outstanding - Diluted	98.2		98.2	100.5		100.5

Managed Basis Adjustments consist of the following:

Loss on disposal of assets		$-			$1
Accelerated depreciation of property, plant and equipment		1			-
Facility closures, severance and related costs		1			-
Impairment charges		35			-
Changes in estimates related to expected allowable claims		(1)			-
Reorganization items, net		1			6
Pre-tax		37			7

Adjustment to apply a Managed Basis effective tax rate		(10)			5
Non-controlling interests - Impairment charges		(2)			-
After-tax		$25			$12

Adjusted EBITDA consists of the following:

Operating income - GAAP			$33			$45
Loss on disposal of assets			-			1
Accelerated depreciation of property, plant and equipment			1			-
Facility closures, severance and related costs			1			-
Impairment charges			35			-
Changes in estimates related to expected allowable claims			(1)			-
Operating income - Managed Basis			69			46

Depreciation and amortization - Managed Basis			35			35
Non-cash stock-based compensation expense			4			6
Adjusted EBITDA			$108			$87

CHEMTURA CORPORATION

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$2,296	$-	$2,296	$2,348	$-	$2,348

Cost of goods sold	1,720	(2)	1,718	1,789	1	1,790
Gross profit	576	2	578	559	(1)	558
Gross profit %	25%		25%	24%		24%

Selling, general and administrative	233	-	233	255	(1)	254
Depreciation and amortization	104	(2)	102	106	(1)	105
Research and development	37	-	37	33	-	33
Facility closures, severance and related costs	24	(24)	-	-	-	-
Impairment charges	36	(36)	-	3	(3)	-
Changes in estimates related to expected allowable claims	1	(1)	-	1	(1)	-
Equity income	(2)	-	(2)	(3)	-	(3)

Operating income	143	65	208	164	5	169
Interest expense	(47)	-	(47)	(48)	-	(48)
Other expense, net	(3)	-	(3)	(1)	-	(1)
Reorganization items, net	(4)	4	-	(19)	19	-

Earnings before income taxes	89	69	158	96	24	120
Income tax expense	(9)	(35)	(44)	(10)	(23)	(33)

Net earnings	80	34	114	86	1	87

Less: Net loss (earnings) attributable to non-controlling interests	1	(2)	(1)	(1)	-	(1)

Net earnings attributable to Chemtura	$81	$32	$113	$85	$1	$86

Basic and diluted per share information - attributable to Chemtura:
Net earnings	$0.82		$1.14	$0.85		$0.86

Weighted average shares outstanding - Basic	98.4		98.4	100.2		100.2

Weighted average shares outstanding - Diluted	98.8		98.8	100.4		100.4

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$2			$(1)
Loss on disposal of assets		-			1
Accelerated depreciation of property, plant and equipment		2			1
Facility closures, severance and related costs		24			-
Impairment charges		36			3
Changes in estimates related to expected allowable claims		1			1
Reorganization items, net		4			19
Pre-tax		69			24

Adjustment to apply a Managed Basis effective tax rate		(35)			(23)
Non-controlling interests - Impairment charges		(2)			-
After-tax		$32			$1

Adjusted EBITDA consists of the following:

Operating income - GAAP			$143			$164
Accelerated recognition of asset retirement obligations			2			(1)
Loss on disposal of assets			-			1
Accelerated depreciation of property, plant and equipment			2			1
Facility closures, severance and related costs			24			-
Impairment charges			36			3
Changes in estimates related to expected allowable claims			1			1
Operating income - Managed Basis			208			169

Depreciation and amortization - Managed Basis			102			105
Non-cash stock-based compensation expense			14			22
Adjusted EBITDA			$324			$296

CHEMTURA CORPORATION

GAAP and Managed Basis Segment Sales and Operating Income (Unaudited)

(In millions of dollars)

	Quarter ended September 30, 2012			Quarter ended September 30, 2011
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustments	Managed Basis	Historical	Adjustments	Managed Basis

NET SALES
Industrial Performance Products	$314	$-	$314	$342	$-	$342
Industrial Engineered Products	213	-	213	222	-	222
Consumer Products	102	-	102	104	-	104
Chemtura AgroSolutions	114	-	114	105	-	105
Total net sales	$743	$-	$743	$773	$-	$773

OPERATING INCOME

Industrial Performance Products	$31	$1	$32	$31	$-	$31
Industrial Engineered Products	30	-	30	25	-	25
Consumer Products	10	-	10	6	-	6
Chemtura AgroSolutions	21	-	21	11	-	11
Segment operating income	92	1	93	73	-	73

General corporate expense, including amortization	(24)	-	(24)	(28)	1	(27)
Facility closures, severance and related costs	(1)	1	-	-	-	-
Impairment charges	(35)	35	-	-	-	-
Changes in estimates related to expected allowable claims	1	(1)	-	-	-	-
Total operating income	$33	$36	$69	$45	$1	$46

Managed Basis Adjustments consist of the following:

Loss on disposal of assets		$-			$1
Accelerated depreciation of property, plant and equipment		1			-
Facility closures, severance and related costs		1			-
Impairment charges		35			-
Changes in estimates related to expected allowable claims		(1)			-
		$36			$1

DEPRECIATION AND AMORTIZATION

Industrial Performance Products	$10	$(1)	$9	$10	$-	$10
Industrial Engineered Products	12	-	12	10	-	10
Consumer Products	2	-	2	2	-	2
Chemtura AgroSolutions	3	-	3	2	-	2
General corporate expense	9	-	9	11	-	11
Total depreciation and amortization	$36	$(1)	$35	$35	$-	$35

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Industrial Performance Products			$1			$1
Industrial Engineered Products			-			1
Consumer Products			1			-
General corporate expense			2			4
Total non-cash stock-based compensation expense			$4			$6

Adjusted EBITDA by Segment:

Industrial Performance Products			$42			$42
Industrial Engineered Products			42			36
Consumer Products			13			8
Chemtura AgroSolutions			24			13
General corporate expense			(13)			(12)
Adjusted EBITDA			$108			$87

CHEMTURA CORPORATION

GAAP and Managed Basis Segment Sales and Operating Income (Unaudited)

(In millions of dollars)

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustments	Managed Basis	Historical	Adjustments	Managed Basis

NET SALES
Industrial Performance Products	$966	$-	$966	$1,048	$-	$1,048
Industrial Engineered Products	675	-	675	675	-	675
Consumer Products	344	-	344	335	-	335
Chemtura AgroSolutions	311	-	311	290	-	290
Total net sales	$2,296	$-	$2,296	$2,348	$-	$2,348

OPERATING INCOME

Industrial Performance Products	$88	$4	$92	$100	$-	$100
Industrial Engineered Products	112	-	112	100	-	100
Consumer Products	25	-	25	25	-	25
Chemtura AgroSolutions	54	-	54	25	-	25
Segment operating income	279	4	283	250	-	250

General corporate expense, including amortization	(75)	-	(75)	(82)	1	(81)
Facility closures, severance and related costs	(24)	24	-	-	-	-
Impairment charges	(36)	36	-	(3)	3	-
Changes in estimates related to expected allowable claims	(1)	1	-	(1)	1	-
Total operating income	$143	$65	$208	$164	$5	$169

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$2			$(1)
Loss on disposal of assets		-			1
Accelerated depreciation of property, plant and equipment		2			1
Facility closures, severance and related costs		24			-
Impairment charges		36			3
Changes in estimates related to expected allowable claims		1			1
		$65			$5

DEPRECIATION AND AMORTIZATION

Industrial Performance Products	$29	$(2)	$27	$28	$-	$28
Industrial Engineered Products	32	-	32	32	(1)	31
Consumer Products	7	-	7	7	-	7
Chemtura AgroSolutions	10	-	10	7	-	7
General corporate expense	26	-	26	32	-	32
Total depreciation and amortization	$104	$(2)	$102	$106	$(1)	$105

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Industrial Performance Products			$2			$3
Industrial Engineered Products			1			2
Consumer Products			1			1
Chemtura AgroSolutions			1			1
General corporate expense			9			15
Total non-cash stock-based compensation expense			$14			$22

Adjusted EBITDA by Segment:

Industrial Performance Products			$121			$131
Industrial Engineered Products			145			133
Consumer Products			33			33
Chemtura AgroSolutions			65			33
General corporate expense			(40)			(34)
Adjusted EBITDA			$324			$296

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